EXHIBIT 2.1





                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (the "Agreement") dated as of MAY 21, 2004 is entered into, by and among Knowledge Transfer Systems, Inc. a corporation incorporated under the laws of the state of Nevada (the "Company" or the "Seller", as the context indicates); and Shmuel Shneibalg.and Steven W. Bingaman and/or assigns, having an address at 5509 11th Avenue, Brooklyn, NY 11219 and 551 Fifth Avenue, Suite 1625, New York, N.Y. 10176 ("Purchaser").


                               W I T N E S S E T H

         WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of the Company's Common Stock, Par Value $0.001 per share (the "Common Shares"); and

         WHEREAS, prior to the conveyance of the Common Shares and the payment of the purchase price therefor, the Company, wishes to, and has agreed to take all steps necessary to affect a 500 to 1 reverse split of its Common Stock (the "Reverse Split") with the proviso that no one shareholder would own, beneficially, less than 100 Common Shares; and

         WHEREAS, prior to the conveyance of the Common Shares and the payment of the purchase price therefor, the Company wishes to, and has agreed to take all steps necessary to authorize the creation (but not the issuance and delivery) of shares of the Company's Class B Preferred Stock in the amount and on the terms and conditions set forth in Exhibit B - "Certificate of Designation of the Series B Convertible Preferred Stock" attached hereto (the "Preferred Stock") to be issued to those persons identified in Schedule B-1 in the percentage amounts set forth opposite their names; and

         WHEREAS, the Company, wishes to, and has agreed to take all steps necessary to authorize the sale to the Purchaser of that number of the Common Shares, which number of Common Shares, in the aggregate, shall represent, when issued after the Reverse Split, not less than 90% of the Company's then number of Issued and Outstanding shares of its Common Stock; and

         WHEREAS, the Company and the Purchaser wish to provide for an Escrow of the Purchase Price pending the payment of debts of the Company, and its wholly-owned subsidiary, K.T. Solutions, Inc.


                            N O W T H E R E F O R E ,

         In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree that the foregoing recitals are true and correct and further agree as follows:


                                    ARTICLE I

SALE AND PURCHASE OF THE SHARES; REVERSE SPLIT; ISSUANCE OF A NEW CLASS OF PREFRRED; PAYMENT OF DEBTS; CLOSING

         1.1      SALE OF THE COMMON SHARES.

         Upon the execution of this Agreement, subject to the terms and conditions herein set forth, on the basis of the representations, warranties and agreements herein contained, Seller shall sell and convey the Common Shares to Purchaser who shall purchase the Common Shares from Seller.

         1.2      REVERSE SPLIT.

         Within five business days following the execution of this Agreement, the Company shall file all necessary papers and pay all required fees to all the entities (such as NASDAQ, the DTC, etc) whose approval is required affect the Reverse, and thereafter the Company shall continue to take all steps necessary to cause the Common Shares to begin trading on a post-the Reverse Split basis on the OTC-BB.


         1.3      CREATION OF THE CLASS B PREFERRED STOCK.

         (a) Within five business days following the execution of this Agreement, the Company shall file, and pay all required fees with respect to he filing of, the "Certificate of Designation of the Series B Convertible Preferred STOCK" in the form set forth in Schedule B attached hereto with the Secretary of State of Nevada, and thereafter, the Company shall continue to take all other steps necessary to create (but not to issue and deliver) the Preferred Stock to be issued to those persons identified in Schedule B-1-Preferred Stockholders in the percentage amounts set forth opposite their names.

            (b) The total number of shares of the Class B to be issued and outstanding shall consist of, and be determined by, the following equation:

Number of Shares of the
Preferred Stock to be Issued   =    $175,000.00
                                    ----------------------------------

                                    The  Average  Bid  Price  per  Share  of the
                                    Common Stock as reported on the OTC-BB during a period of time which shall begin on the day after the day the Company's Common Stock begins to trade on the OTC-BB on a post-split basis and which shall end after it has traded continuously for 60 days on the OTC-BB (the "60 Day Trading Period"), which Period may be extended by mutual consent.


            Therefore, by way of example, and in the interest of avoiding future misunderstandings, if the Average Bid Price per Share of the Common during the 60 day Trading Period were to be $1.50,

                                    the   maximum   number   of  shares  of  the
                                    Preferred which could be issued would be 116,666 shares; or

            if it were to be $1.00,

                                    the   maximum   number   of  shares  of  the
                                    Preferred which could be issued would be 175,000 shares; or

            if it were to be $0.50,

                                    the maximum number of shares of the Common which could be received upon conversion of all the Series C Preferred would be 350,000 shares.

            (c) Subject to the foregoing formula for determining the number of shares of the Preferred to be issued, the Certificates of the Preferred shall be issued as soon as possible after the end of the 60 Trading Period to those entities identified in Schedule B-1 in the percentage amounts sets forth opposite their names.

            (d) The Certificates evidencing the Class B Preferred Stock shall bear the typical Restrictive Legend.

            (e) Each Holder shall have the right to convert (a "Conversion") Preferred Shares held by such Holder into such number of fully paid and Non-assessable shares ("Conversion Shares") of the Common Stock, as is determined in accordance with the terms hereof . Thus,


                       (i) from the period of time which (y) begins on the 366th day after a Holder received a Certificate(s) evidencing the Preferred Stock and (z) ends on the 733rd day after the Holders received received Certificates evidencing the Preferred Stock, said Holders (other than Steve Burke) may convert not more than 50% of the Preferred Stock held by said Holders; and

                       (ii) following the 734th day after the Holders received Certificates evidencing the Preferred Stock, all Holders (including Steve Burke) must effect a Conversion of all shares of Preferred Stock held by said Holders.

            (f) The Total and Maximum number of Conversion Shares (of Common Stock) to be delivered by Corporation to all of the Holders pursuant to exercise of all Conversions shall be determined by the following equation:

Total Number of Shares of the
Common to be Received          =    $175,000.00
                                    ----------------------------------

                                    1/2 of the Average Bid Price per Share of the Common for the 30 days of continuous trading preceding the Date of the Notice of Conversion

            Therefore, by way of example, and in the interest of avoiding future misunderstandings, if the Average Bid Price per Share of the Common for the 30 days Preceding the Date of the Notice of Conversion were to be $1.50,

                                    the maximum number of shares of the Common which could be received upon conversion of all the Series B Preferred would be 233,333 shares of the Common, as follows:

                                    1/2 of the Average Bid Price per Share of the Common for the 30 days Preceding the Date of the Notice of Conversion (i.e., $1.50) equals $0.75

                                    $175,000  divided by $0.75 per share  equals
                                    233,333 shares of the Common; or

            if it were to be $1.00,

                                    the maximum number of shares of the Common which could be received upon conversion of all the Series B Preferred would be 350,000 shares of the Common, as follows

                                    1/2 of the Average Bid Price per Share of the Common for the 30 days Preceding the Date of the Notice of Conversion (i.e., $1.00) equals $0.50

                                    $175,000  divided by $0.50 per share  equals
                                    350,000 shares of the Common; or

            if it were to be $0.50,

                                    the maximum number of shares of the Common which could be received upon conversion of all the Series B Preferred would be 700,000 shares of the Common, as follows:

                                    1/2 of the Average Bid Price per Share of the Common for the 30 days Preceding the Date of the Notice of Conversion (i.e,, $0.50) equals $0.25

                                    $175,000  divided by $0.25 per share  equals
                                    700,000 shares of the Common


            Upon Conversion, each Holder of shares of the Preferred Stock would be entitled to receive that percentage of the total number of shares of the Common to be issued as would be proportionate to the (y) number of shares of Preferred that he holds bears to the (z) total number of shares of the Preferred then Issued and Outstanding.

         (g) The Certificates evidencing the Common Shares received upon conversion of the Preferred Stock Shares shall bear the typical Restrictive Legend.

         1.5      PAYMENT OF THE COMPANY'S DEBT.

         (a) Attached hereto as Schedule 1.5 (a) is a list of the names of, and all amounts owed to, all Creditors of the Company except for Steve Burke and those persons identified in Schedule B-1-Preferred Stockholders.

         (b) Attached hereto as Schedule 1.5 (b) is a compilation of all amounts owed to Steve Burke by the Company or KT.

         (c) Attached hereto as Composite Exhbit 1.5 (c) is collection of manually executed original documents pursuant to which the persons identified in
Schedule 1.5 (a) and 1.5 (b) (other than the Internal Revenue Service and the State of California) release the Company from their claims.

         (d) Attached as Exhibit Exhibit 1.5 (d) is the form of document which, when executed by the Internal Revenue Service when it is paid the monies owed to it by KT, will release the KT and the Company from all claims of the Internal Revenue Service against KT.

         (e) Attached as Exhibit Exhibit 1.5 (e) is the form of document which, when executed by the State of California when it is paid the monies owed to it by KT, will release the KT and the Company from all claims of the State of California against KT.

         (f) Attached as Exhibit Exhibit 1.5 (f) is the form of document which, when executed by Puccini Properties, LLC when it is paid the monies owed to it by KT, will release the KT and the Company from all claims of Puccini Properties, LLC against KT.


         1.6      DAY OF AND CONDITIONS TO CLOSING.

         The Closing shall take place at 1:00 PM New York time at the Offices of Steven W. Bingaman at 551 Fifth Avenue, Suite 1625, New York, New York 10176, on the fifth business day following the date the Company's Common Stock has begun to trade on the OTC-BB on a post-Reverse Split basis.

         At the Closing,

         (a) the Company shall deliver to the Purchaser its Form 10Q for the period next ending before the day of the Closing; and

         (b) the Company shall sell the Common Stock to the Purchaser by delivering Certificates evidencing the Common Shares, with all necessary transfer taxes and other revenue stamps affixed and acquired at the Company's expense, to the Escrow Agents (as defined below) registered in the name(s) of and to those persons identified in Schedule 1.6-(b) and in the amounts set forth opposite their names, which total number of Common Shares, in the aggregate, shall represent, on a post-Reverse Split basis, a number of Common Shares which shall be not less than 90% of the Company's then number of its Issued and Outstanding shares of Common Stock; and

         (c) the Purchaser shall deliver to the Escrow Agent the sum of One Hundred and Fifty Thousand ($150,000.00) Dollars (the "Closing Proceeds") by Wire Transfer or Cashier's Check; and

         (d) the Company shall deliver to the Purchaser such instruments, documents and certificates as are required to be delivered by the Company or its representatives pursuant to the provisions of this Agreement.

         (e) With the Closing Proceeds,

                  (i) Shmuel Shneibalg and Steven W. Bingaman (collectively, the "Escrow Agents", either one of them an "Escrow Agent") shall deposit the Closing Proceeds into a dedicated bank checking account (the "Escrow Account), naming themselves disjunctively, and not jointly, as signatories, so that two signatures are not required to sign checks; and, thereafter

                  (ii) the Escrow Agents shall immediately begin to pay the sums of money to those persons identified in Schedule 1.5-(a) in amounts not greater than the dollar amounts set forth opposite their names; and

                  (iii) the Escrow Agents shall immediately begin to pay the sums of money to those persons identified in Schedule 1.5-(d) (the Internal Revenue Service) and Schedule 1.5-(e) (the State of California) in amounts not greater than the dollar amounts set forth in
         Schedule 1.5-(d) and Schedule 1.5-(e); and

                  (iv) 30 days after the Escrow Agents have received duly executed releases from those persons identified in Schedule 1.5-(a),
         Schedule 1.5-(d), Schedule 1.5-(e), and Schedule 1.5(f), together with a duly executed General Release executed by Steve Burke, individually, running to the Company and to the Escrow Agents, and a duly executed General Release executed by him on behalf of the Company running to the Escrow Agents, the Escrow Agents

                           (A) shall pay to Steve  Burke all sums  remaining  in
                  the Escrow Account; and the Escrow Agents

                           (B) shall  deliver the Common Shares to those persons
                  identified in Schedule 1.6-(b) and in the amounts set forth opposite their names; and




                                   ARTICLE II

                    RESIGNATION OF THE DIRECTORS AND OFFICERS

         2.1      Resignations.

         Prior to the Closing, the Company will cause each person who is a director or officer of the Company, to submit his or her written resignation as director or officer of the Company which will be effective immediately, and the Company will take all steps required to appoint nominees of Purchaser as directors and officers of the Company.



                                   Article III

              REPRESENTATIONS AND WARRANTIES OF THE SELLER/COMPANY

         Unless  specifically  stated  otherwise,   the  Seller  represents  and
warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

         3.1      TRANSFER OF TITLE.

         Seller shall transfer title, in and to the Common Shares to the Purchaser free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind or nature whatsoever, whether direct or indirect or contingent.

         3.2      DUE EXECUTION

         This Agreement has been duly executed and delivered by the Seller.

         3.3      VALID AGREEMENT

         This Agreement constitutes, and upon execution and delivery thereof by the Seller, will constitute, a valid and binding agreement of the Seller enforceable against the Seller in accordance with its respective terms.

         3.4      AUTHORIZATION.

         The execution, delivery and performance by the Seller of this Agreement and the delivery by the Seller of the Common Shares have been duly and validly authorized and no further consent or authorization of the Seller, its Board of Directors, or its shareholders is required.

         3.5 SELLER'S TITLE TO COMMON SHARES; NO LIENS OR PREEMPTIVE RIGHTS; VALID ISSUANCE

         Seller  has and at the  Closing  will  have  full and  valid  title and control of the Common Shares; there will be no existing impediment or encumbrance to the sale and transfer of such Common Shares to the Purchaser; and on delivery to the Purchaser of the Common Shares, all of the Common Shares will be free and clear of all taxes, liens, encumbrances, charges or assessments of any kind and shall not be subject to preemptive rights, tag-along rights, or similar rights of any of the stockholders of the Company; such Common Shares will be legally and validly issued in material compliance with all applicable
U.S. federal and state securities laws, and will be fully paid and non-assessable Common Shares of the Company's common stock; and the Common Shares have all been issued under duly authorized resolutions of the Board of Directors of the Company. On the Closing, Seller shall deliver to the Purchaser certificates representing the Common Shares subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever.

         3.6      NO GOVERNMENTAL ACTION REQUIRED.

         The execution and delivery by the Seller of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official, including but not limited to the Securities and Exchange Commission ("Commission") and the National Association of Securities Dealers ("NASD"), except such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the date of Closing.

         3.7      COMPLIANCE WITH APPLICABLE LAW AND CORPORATE DOCUMENTS.

         The execution and delivery by the Seller of this Agreement did not and will not and, the sale by the Seller of the Common Shares will not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the articles of incorporation or by-laws of the Company or Seller, (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Seller or any its assets, or result in the creation or imposition of any lien on any asset of the Seller. The Seller is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations,  orders,  restrictions  and all  other  legal  requirements  of any
domestic  or  foreign   government  or  any   instrumentality   thereof   having
jurisdiction over the conduct of its businesses or the ownership of its properties.

         3.8      DUE DILIGENCE MATERIALS.

         The information heretofore furnished by the Seller to the Purchaser for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by the Seller to the Purchaser will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

         3.9      NOT A VOTING TRUST: NO PROXIES.

         None of the Common Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to the Common Shares. Except as provided in this Agreement, the Seller is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Common Shares. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the sale contemplated by this Agreement, impair, restrict or delay any voting rights with respect to the Common Shares.

         3.10     SURVIVAL OF REPRESENTATIONS.

         The representations and warranties herein by the Seller will be true and correct in all material respects on and as of the Closing with the same force and effect as though said representations and warranties had been made on and as of the Closing and will, except, provided herein, survive the Closing for a period of one (1) year.


         3.11     ADOPTION OF COMPANY'S REPRESENTATIONS.

         The Seller adopts and remakes as its own each and every representation made by the Company in Article 4 below.


         31.12    NO SOLICITATION.

         No form of general solicitation or general advertising was used by the Seller or, to the best of its actual knowledge, any other person acting on behalf of the Seller, in connection with the offer and sale of the Common Shares. Neither the Seller, nor, to its knowledge, any person acting on behalf of the Seller, has, either directly or indirectly, sold or offered for sale to any person (other than the Purchaser) any of the Common Shares, and the Seller represents that neither itself nor any person authorized to act on its behalf (except that the Seller makes no representation as to the Purchaser) will sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any person or persons so as thereby to cause the issuance or sale of any of the Common Shares to be in violation of any of the provisions of Section 5 of the Securities Exchange Act of 1934 or any other provision of law.


         3.13     NO LIABILITIES.

         There are no liabilities of the Seller of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which could be charged as a liability to the Company, and to the best knowledge of Seller there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability

         31.4     NO LITIGATION.

         The  Seller  is not (and has not  been) a party  to any  suit,  action,
arbitration,  or  legal,   administrative,   or  other  proceeding,  or  pending
governmental investigation. To the best knowledge of the Seller, there is no basis for any such action or proceeding and no such action or proceeding is threatened against the Seller or the Company and neither the Seller nor the Company is subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.


                                   ARTICLE IV

                    ADDITIONAL REPRESENTATIONS AND WARRANTIES
                             OF THE COMPANY /SELLER

         Unless specifically stated otherwise, the Company/Seller represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

         4.1      DUE ORGANIZATION.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada with full power and authority to own, lease, use, and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary.

         All actions taken by the current directors and shareholders of the Company have been valid and in accordance with the laws of the State of Nevada.

         The Company has one Subsidiary, KT Solutions, Inc. a California company, which filed for chapter 7 bankruptsy in November of 2003..

         4.2      COMPANY AUTHORITY.

            (a) AUTHORITY TO EXECUTE AGREEMENT. The Company has all requisite corporate power and authority to enter into and perform this Agreement.

         (b) DUE AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement has been duly and validly authorized and no further consent or authorization of the Company, its Board of Directors or its shareholders is required.

         (c) VALID EXECUTION. This Agreement has been duly executed and delivered by the Company.

         (d) BINDING AGREEMENT. This Agreement constitutes, and upon execution and delivery thereof by the Company, will constitute, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         (e) NO VIOLATION OF CORPORATE DOCUMENTS OR AGREEMENTS. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder will not cause, constitute, or conflict with or result in

                  (i) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the Company or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto by required,

                  (ii) an event that would cause the Company to be liable to any party, or

                  (iii) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of the Company or on the securities of the Company to be acquired by the Purchaser.


         4.3      AUTHORIZED   CAPITAL;   NO   PREEMPTIVE   RIGHTS;   NO  LIENS;
                  ANTI-DILUTION.

         As at May 10, 2004, the Company's  authorized capital consisted of

         (a) Shares of Common Stock, Par Value $0.001per share, of which 100,000,000 Common Shares are Authorized, and of which 49,843,268 Shares were Issued and Outstanding,

                  (i) with each holder  thereof being  entitled to cast one vote
         for  each  share  held  on  all  matters  properly   submitted  to  the
         Shareholders for their vote; and

                  (ii) there being no pre-preemptive rights and no cumulative voting; and

          (b) Shares of Preferred Stock, consisting of

                  (i) the Series A Convertible Preferred, having a Par Value of $0.001 per share, and a Stated Value of $1,000.00 per share, of which 10,000,000 Shares are Authorized, and of which -0- Shares are Issued and Outstanding, and

                  (ii) the Series B Convertible Preferred, having a Par Value of $0.001 per share, and a Stated Value of $1,000.00 per share, of which 100,000,000 Shares are Authorized, and of which -0- Shares are Issued and Outstanding, and Outstanding,

                           (A) with the Board of Directors being authorized from
                  time to time, without shareholder action, to determine and state the designations and the preferences, limitations, relative rights, and voting rights, if any, of each such series by the adoption and filing in accordance with the Laws of the State of Nevada, before the issuance of any Shares of such series, of a Certificate of Designations determining the terms and numbers of Common Shares of such series, which amendment need not be approved by the stockholders or the holders of any class or series of Common Shares except as provided by law; and

         (c) no other class of security.


         4.4 SELLER'S TITLE TO COMMON SHARES; NO LIENS OR PREEMPTIVE RIGHTS; VALID ISSUANCE.

         Seller  has and at the  Closing  will  have  full and  valid  title and control of the Common Shares; there will be no existing impediment or encumbrance to the sale and transfer of such Common Shares to the Purchaser; and on delivery to the Purchaser of the Common Shares, all of the Common Shares will be free and clear of all taxes, liens, encumbrances, charges or assessments of any kind and shall not be subject to preemptive rights, tag-along rights, or similar rights of any of the stockholders of the Company; such Common Shares will be legally and validly issued in material compliance with all applicable
U.S. federal and state securities laws, and will be fully paid and non-assessable Common Shares of the Company's common stock; and the Common Shares have all been issued under duly authorized resolutions of the Board of Directors of the Company. On the Closing, Seller shall deliver to the Purchaser certificates representing the Common Shares subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever.


         4.5      NO GOVERNMENTAL ACTION REQUIRED.

         The execution and delivery by the Company of this Agreement does not and will not, the sale by Seller of the Common Shares does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official, including but not limited to, the Commission and the NASD, except such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the Closing.


         4.6      COMPLIANCE WITH APPLICABLE LAW AND CORPORATE DOCUMENTS.

         The execution and delivery by the Company of this Agreement does not and will not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the Company's articles of incorporation or bylaws, (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any its assets, or result in the creation or imposition of any lien on any asset of the Company. The Company is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties.


         4.7      SEC REPRESENTATIONS.

         Through the date hereof, the Company and it Officer, Directors, and 10% Shareholders have filed all forms, reports and documents with the Commission required to be filed by them ("SEC Reports"). The Company has delivered and/or made available to Purchaser true and complete copies of the required SEC Reports. Such SEC Reports, at the time filed, complied in all material respects with the requirements of the federal and state securities laws and the rules and regulations of the Commission thereunder applicable to such SEC Reports. None of the SEC Reports, including without limitation, any financial statements or schedules included therein, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         4.8      FINANCIAL STATEMENTS.

         (a)  The  Purchaser  has  received  a  copy  of the  audited  financial statements of the Company as of December 31, 2003 ("Audited Financial Statements"), and the related statements of income and retained earnings for the period then ended. The Audited Financial Statements have been prepared in accordance with generally accepted accounting principles consistently followed by the Company throughout the periods indicated. Such financial statements fairly present the financial condition of the Company at the dates indicated and its results of their operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against, debts and liabilities of the Company, fixed or contingent, and of whatever nature.

         (b) Since December 31, 2003 (the "Balance Sheet Date"), there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operation or prospects, of the Company except in the ordinary course of business.


         4.9      NO LITIGATION.

         The Company is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. The Company is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.


         4.10     NO TAXES.

         To the best of the Company's knowledge, it is not liable for any income, sales, withholding, real or personal property taxes to any governmental agencies whatsoever. All United States federal, state, county, municipality local or foreign income tax returns and all other material tax returns (including foreign tax returns) which are required to be filed by or on behalf of the Company have been or will be filed as of the closing date and all material taxes due pursuant to such returns or pursuant to any assessment received by the Company have been or will be paid as of the closing date, except those being disputed in good faith and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Company in respect of taxes or other governmental charges have been established in accordance with GAAP.

         4.11     MATERIAL AGREEMENTS.

         (a) The Company is not currently carrying on any business and is not a party to any contract, agreement, lease or order which would subject it to any performance or business obligations or restrictions in the future after the closing of the transactions contemplated by this Agreement..

         (b) The Company has no employment contracts or agreements with any of its officers, directors, or with any consultants, employees or other such parties.

         (c) The Company has no shareholder contracts or agreements.

         (d) The Company has no insurance, stock option plans or employee benefit plans whatsoever.

         (e) The Company is not in default under any contract or any other document.

         (f) The Company has no written or oral contracts with any third party except with its transfer agent, Securities Transfer Corporation.

         (g)  The  Company  has  no  outstanding   powers  of  attorney  and  no
obligations concerning the performance of the Seller concerning this Agreement.

         4.12     PERMITS.

         The Company has all material Permits ("Permits" means all licenses, franchises, grants, authorizations, permits, easements, variances, exemptions, consents, certificates, orders and approvals necessary to own, lease and operate the properties, of, and to carry on the business of the Company); (ii) all such Permits are in full force and effect, and the Company has fulfilled and performed all material obligations with respect to such Permits; (iii) no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination by the issuer thereof or which results in any other material impairment of the rights of the holder of any such Permit, and (iv) the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit.

         4.13     NO IMPROPER PAYMENTS.

         Neither the Company nor, to the Company's knowledge, any employee or agent of the Company has made any payments of funds of the Company, or received or retained any funds, in each case in violation of any law, rule or regulation or of a character required to be disclosed by the Company in any of the SEC Reports.


         4.14     NO JUDGMENTS.

         There are no outstanding judgments or UCC financing instruments or UCC Securities Interests filed against the Company or any of its properties.

         4.15     ANY DEBT TO BE SATISFIED AT CLOSING.

         The Company has no debt, loan, or obligations of any kind, to any of its directors, officers, shareholders, or employees, which will not be satisfied at the Closing.

         4.16     MINIMAL ASSETS.

         The Company does not have and will not have any assets at the time of Closing other than cash, as disclosed in the Audited Financial Statements. The Company does not own any real estate or any interests in real estate. The Company does not own any patents, copyrights, or trademarks. The Company does not license the intellectual property of others nor owe fees or royalties on the same.

         4.17     NO LIABILITIES.

         To the best of its knowledge, there are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability. The Company does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the Company's financial statements.

         4.18     OTC LISTING.

         The Company is currently listed on the OTC Electronic Bulletin Board under the trading symbol "KTSI". The Company is not in default with respect to any listing requirements of the NASD.

         4.19     COMPLIANCE WITH LAW.

         To the best of its knowledge, the Company has complied with, and is not in violation of any provision of laws or regulations of federal, state or local government authorities and agencies. There are no pending or threatened proceedings against the Company by any federal, state or local government, or any department, board, agency or other body thereof.

         4.20     CORPORATE DOCUMENTS EFFECTIVE.

         The articles of incorporation, as amended, and the bylaws of the Company, as provided to Purchaser are, or will at Closing be, in full force and effect and all actions of the Board of Directors or shareholders required to accomplish same have, or will at Closing have been, taken.

         4.21     NO SHAREHOLDER APPROVAL REQUIRED.

         The acquisition of the Common Shares by Purchaser from Seller does not require the approval of the shareholders of the Company under the Nevada General Corporate Law the Company's articles of incorporation or bylaws, or any other requirement of law or, if shareholder approval is required it has or will, prior to the Closing, be properly obtained in accordance with the requirements of the Company's articles of incorporation and by-laws and the Nevada General Corporate Law.

         4.22     NO DISSENTERS' RIGHTS.

         The acquisition of the Common Shares by Buyer from Seller will not will not give rise to any dissenting shareholders' rights under the Nevada General Corporate Law the Company's articles of incorporation or bylaws, or otherwise.

         4.23     NOT SUBJECT TO VOTING TRUST; NO PROXIES.

         None of the Common Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such Common Shares. The Company is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued pursuant to this Agreement. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the transfer of the Common Shares to Purchaser, impair, restrict or delay any voting rights with respect to the Common Shares.

         4.24     PRIOR OFFERINGS.

         All issuances by the Company of Common Shares of common stock in past transactions have been legally and validly effected, and all of such Common Shares of common stock are fully paid and non-assessable. To the date of this Agreement, the Company has offered its Common Shares for sale only as shown on
SCHEDULE 4.24 annexed hereto. All of the offerings listed on SCHEDULE 4.24 were conducted in strict accordance with the requirements of Regulation D, Rules 504 and 506, as applicable, in full compliance with the requirements of the Securities Exchange Acts of 1933 and 1934, as applicable, and in full compliance with and according to the requirements of the NRS and the Company's articles of incorporation and bylaws. The Company did not prepare or distribute any offering prospectus, solicitation, or other documents in connection with any prior offering and has provided to Purchaser copies of all documents prepared and filed in connection with any such offerings.

         All investors in all prior offerings were "accredited" investors as that term is defined in Rule 501 of Regulation D.

         4.25     TRUE REPRESENTATIONS.

         The information heretofore furnished by the Company to the Purchaser for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by the Company to the Purchaser will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

         4.26     SURVIVAL.

         The representations and warranties herein by the Company will be true and correct in all material respects on and as of the Closing with the same force and effect as though said representations and warranties had been made on and as of the Closing Time and will, except, as otherwise provided herein, survive the Closing for a period of one (1) year.


                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Unless specifically stated otherwise, Purchaser represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

         5.1       VALIDITY OF AGREEMENT.

         This Agreement has been duly executed and delivered by Purchaser and constitutes legal, valid and binding obligations of Purchaser, enforceable against Buyer in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         5.2      INVESTMENT INTENT.

         Purchaser is acquiring the Common Shares for his own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except (i) in an offering covered by a registration statement filed with the Securities and Exchange Commission under the Securities Act covering the Common Shares, or (ii) pursuant to an applicable exemption under the Securities Act.

         5.3      INVESTMENT EXPERIENCE.

Purchaser acknowledges that he is a sophisticated investor and can bear the economic risks of his investment in the Common Shares and that the has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Common Shares.

         5.4      RESTRICTED SECURITIES.

         Purchaser understands that the Common Shares have not been registered pursuant to the Securities Act or any applicable state securities laws, that the Common Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Common Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

         In this connection, Purchaser represents that he is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Stop transfer instructions may be issued to the transfer agent for securities of the Company (or a notation may be made in the appropriate records of the Company) in connection with the Common Shares.

         5.5      LEGEND.

         It is agreed and understood by Purchaser that the certificates representing the Common Shares and the Preferred Stock shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         5.6      DISCLOSURE OF INFORMATION.

         Purchaser Acknowledges that he has been furnished with information regarding the Company and its business, assets, results of operations, and financial condition to allow Purchaser to make an informed decision regarding an investment in the Common Shares. Purchaser further represents that he has been made aware of the Company's obligation to redeem all outstanding Common Shares of preferred stock as of February 21, 2002 at $50.00 per share. Purchaser additionally represents that he has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operation, and financial condition.


                                   ARTICLE VI

                                 INDEMNIFICATION

         6.0. INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless the Purchaser, its partners, affiliates, officers, directors, employees, and duly authorized agents, and each Person or entity, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with its controlling persons, from and against any Damages, joint or several, and any action in respect thereof to which the Purchaser, its partners, affiliates, officers, directors, employees, and duly authorized agents, and any such controlling person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, unless such Damages result primarily from the Purchaser's gross negligence, recklessness or bad faith in performing its obligations under this Agreement.

         (b) The Purchaser agrees to indemnify and hold harmless the Company, its partners, affiliates, officers, directors, employees, and duly authorized agents, and each Person or entity, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with its controlling persons from and against any Damages, joint or several, and any action in respect thereof to which the Company, its partners, affiliates, officers, directors, employees, and duly authorized agents, and any such controlling person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Purchaser contained in this Agreement, as such Damages are incurred, unless such Damages result primarily from the Company's gross negligence, recklessness or bad faith in performing its obligations under this Agreement.

         (c) All claims for indemnification by any Indemnified Party (as defined below) under this Agreement shall be asserted and resolved as follows:

                  (i) In the event any claim or demand in respect of which any person claiming indemnification under any provision of Section 6 (a) or
         (b) (an "Indemnified Party") might seek indemnity under Section 6 (a) or (b) is asserted against or sought to be collected from such Indemnified Party by a person other than the Company, the Purchaser or any affiliate of the Company (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of Section 6
         (a) or (b) against any person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending 15 calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the
         Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 6 (a) or ( and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                  (ii) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to
         Section 6, then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 6). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (ii), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 6 with respect to such Third Party Claim.

                  (iii)  If  the   Indemnifying   Party   fails  to  notify  the
         Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 6, or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (iii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the
         Indemnifying Party in the manner provided in clause (iv) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (iii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (iii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

                  (iv) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under
         Section 6 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the Damages in the amount specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 6, and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the period of thirty (30) calendar days immediately following the Dispute Period, such dispute shall be resolved by arbitration in accordance with
         Section 9.3.

         (d) In the  event  any  Indemnified  Party  should  have a claim  under
Section 6 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 6 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the Damages in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 6, and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the period of thirty (30) calendar days immediately following the Dispute Period, such dispute may be resolved by arbitration in accordance with Section 9.3.

         (e) As used herein, "Damages" means any loss, claim, demand, damage, award, liabilities, suits, penalties, forfeitures, cost or expense, including, without limitation, reasonable consultant and other professional fees and disbursements of every kind, nature and description, but not attorney's fees incurred in arbitration.


                                   ARTICLE VII

                                    COVENANTS

         From the date of this Agreement to Closing, the Seller and the Company covenant as follows.

         7.1 Seller will to the best of its ability preserve intact the current status of the Company and the trading capacity of the Company as a NASD Bulletin Board company.

         7.2 The Seller will furnish Purchaser with whatever corporate records and documents are available, such as Articles of Incorporation and Bylaws.

         7.3 The Company will not enter into any contract, written or oral, or business transaction, merger or business combination, or incur any debts, loan, or obligations without the express written consent of Purchaser or enter into any agreements with its officers, directors, or shareholders.

         7.4 The Company will not amend or change its Articles of Incorporation or Bylaws, or issue any further Common Shares in the common stock of the Company (except as required under its conversion obligation to the preferred shareholders) without the express written consent of Purchaser.

         7.5 The Company will not issue any stock options, warrants or other rights or interest in the Common Shares or to its Common Shares of common stock.

         7.6 The Seller will not encumber or mortgage any right or interest in the Common Shares, and will not transfer any rights to the Common Shares to any third party whatsoever.

         7.7 The Company will not declare any dividend in cash or stock, or any other benefit to its shareholders.

         7.8 The Company will not institute any bonus, benefit, profit sharing, stock option, pension retirement plan or similar arrangement.

         7.9 The Seller will obtain and submit to the Purchaser resignation of current officers and directors.

         7.10 The Company will arrange for the Company's current bank account to be closed and the delivery of all bank account statements and records pertaining to this account.



                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         8.1      WAIVER.

          Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

         8.2      TERMINATION BY PURCHASER.

         Notwithstanding anything to the contrary herein, Purchaser shall have the right, in its sole and absolute discretion, at any time prior to its payment of the Purchase Price, to terminate this Agreement, in which event, this Agreement shall be terminated and no party shall have any further obligation to any other party.



                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1      ENTIRE AGREEMENT

         This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understanding related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statement, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not set forth.

         SECTION 9.2         NOTICE.

         (a) Any notice, request, instruction or other document required by the terms of this Agreement to be given to any other Party hereto shall be in writing and shall be given either

                  (i) by  telephonic  facsimile,  in which case notice  shall be presumptively deemed to have been given at the date and time displayed on the sender's transmission confirmation receipt showing the successful receipt thereof by the recipient;

                  (ii) by hand delivery or Federal Express or other method in which the date of delivery is recorded by the delivery service, in which case notice shall be presumptively deemed to have been given at the time that records of the delivery service indicate the writing was delivered to the addressee;

                  (iii) by prepaid telegram, in which case notice shall be presumptively deemed to have been given at the time that the records of the telegraphic agency indicate that the telegram was telephoned or delivered to the recipient or addressee, as the case may be; or

                  (iv) by U.S. mail to be sent by registered or certified mail, postage prepaid, with return receipt requested, in which case notice shall be presumptively deemed to have been given forty-eight (48) hours after the letter was deposited with the United States Postal Service.

         (b) Notice shall be sent:

                  (i) If to the Company, to:

                                    Steve Burke,  President  Knowledge  Transfer
                                    Systems,  Inc 62 Crestmont  Drive,  Oakland,
                                    California 94619

                                    Voice Telephone: (510 482 - 4997
                                    Facsimile Telephone: (510) 482 - 4998

                  (ii) If to the Purchaser, to:

                                    Shmuel Shneibalgs
                                    5509 11th Avenue
                                    Brooklyn, New York 11219

                                    Voice Telephone (718) 435 - 8262
                                    Facsimile Telephone: (925) 955 - 0800
                                    Cellular Telephone: (917) 816 - 0790

                                    And to

                                    Steven W. Bingaman
                                    551 Fifth Avenue
                                    Suite 1625
                                    New York, New York  9176

                                    VOICE TELEPHONE: (___) ___ -____
                                    FACSIMILE TELEPHONE: (___) ___ -____


                  (iii) or to such other address as a Party may have specified in writing to the other Parties using the procedures specified above in this Section.


         9.3 APPLICABLE LAW; RESOLUTION OF DISPUTES; VENUE; JURISDICTION; WAIVER OF JURY TRIAL.

         (a) This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of New York, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

         (b) The Parties hereby waive trial by jury.

IN THAT CONNECTION, THE PARTIES WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

         (c) The Parties hereto irrevocably agree and consent that, at the election of the Purchaser, all disputes concerning this Agreement or any claim or issue of any nature whatsoever (whether brought by the Parties hereto) arising from or relating to this Agreement or to the corporate steps taken to enter into it (including, without limitation, claims for alleged fraud, breach of fiduciary duty, breach of contract, tort, etc.) which cannot be resolved within reasonable time through discussions between the opposing entities, shall be resolved solely and exclusively by means of arbitration to be conducted in New York, New York, which arbitration will proceed in accordance with the rules of the Arbitration then in force in New York, New York, for resolution of commercial disputes.

         (d) The Parties agree Arbitrators themselves shall have the right to determine and to arbitrate the threshold issue of arbitrability itself, that the decision of the Arbitrators shall be final, conclusive, and binding upon the opposing entities, and that a judgment upon the award may be obtained and entered in any federal or state court of competent jurisdiction.

         (e) In addition, the Parties waive, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such forum.

         (f) Each entity or Party involved in litigation or arbitration shall be responsible for its own costs and expenses of any litigation or arbitration proceeding, including its own attorney's fees (for any litigation, arbitration, and any appeals)

         9.4      COUNTERPARTS.

         This Agreement may be executed by the parties hereto in separate counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.5      TAXES

         Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the party required to make such payments. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

         9.6 WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES.

         This Agreement may be amended, superseded, cancelled, renewed, or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supercede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege shall hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power of privilege, preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

         9.7      BINDING EFFECT; NO THIRD-PARTY RIGHTS.

         This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.


         9.8      FURTHER ASSURANCES.

         Each party shall, at the request of the other party, at any time and from time to time following the Closing promptly execute and deliver, or cause to be executed and delivered, to such requesting party all such further instruments and take all such further action as may be reasonably necessary or appropriate to carry out the provisions and intents of this Agreement and of the instruments delivered pursuant to this Agreement.

         9.9      SEVERABILITY OF PROVISIONS.

         If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of the Agreement, or the application of such provision or portion of such provision is held invalid or unenforceable to person or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable, in no event shall this Agreement be rendered void or unenforceable.

         9.9      EXHIBITS AND SCHEDULES.

         All exhibits annexed hereto, and all schedules referred to herein, are hereby incorporated in and made a part of this Agreement as if set forth herein. Any matter disclosed on any schedule referred to herein shall be deemed also to have been disclosed on any other applicable schedule referred to herein.

         9.11     CAPTIONS.

         All section titles or captions contained in this Agreement or in any schedule or exhibit annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. All references herein to sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

         9.12     EXPENSES.

         Except as otherwise expressly provided in this Agreement, whether or not the Closing occurs, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions hereof and the consummation of the transactions contemplated.

         9.13     THE ESCROW AGENTS.

         To induce the Escrow Agents to act hereunder, it is further agreed by the Parties that:

         (a) This  Section  9.13 sets  forth  certain  the  duties of the Escrow
Agents.

         (b) The Company agrees to indemnify, defend and hold harmless the Escrow Agents from and against any and all costs (including, without limitation, legal fees and expenses), liabilities, claims and losses arising out of or in connection with this Escrow Agreement or any action or failure to act by the Escrow Agents under this Escrow Agreement, except as provided in this Section
9.13 (c).

         (c) The Escrow Agents shall not be liable for any action or failure to act in its capacity as Escrow Agents hereunder unless such action or failure to act shall constitute willful misconduct on the part of the Escrow Agents, in which case there shall be no indemnification obligations.

         (d) The Escrow Agents shall be entitled to rely upon any order, judgment,certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agents may act in reliance upon any instrument or signature believed by them to be genuine and may assume, unless they has actual knowledge to the contrary, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

         (e) The Escrow Agents may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice, except as provided in Section 9.13 (c) above.

          (f) The Escrow Agents (and any successor Escrow Agents) may at any time resign as such by delivering the Escrow Shares and the Closing Proceeds to any successor Escrow Agents, jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agents shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement thereafter. The resignation of the Escrow Agents will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is 30 days after the date of delivery of its written notice of resignation to the other Parties hereto. If at that time the Escrow Agents has not received a designation of a successor Escrow Agents, the Escrow Agents' sole responsibility after that time shall be to safekeep the Common Shares and the Closing Proceeds and not make delivery or disposition thereof until receipt of a designation of successor Escrow Agents or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction.

          (g) In the event of any disagreement among the parties hereto resulting in adverse claims or demands being made in connection with the Closing Proceeds, or in the event that the Escrow Agents otherwise determines that the Closing Proceeds should be retained, then the Escrow Agents may retain the Closing Proceeds until the Escrow Agents shall have received (i) a final nonappealable order of a court of competent jurisdiction directing delivery of the Common Shares or (ii) a written agreement executed by the other parties hereto directing disposition of the Closing Proceeds, in which case the Escrow Agents shall promptly deliver the Closing Proceeds in accordance with such order or agreement. Any court order referred to in (i) above shall be accompanied by a legal opinion by counsel for the presenting party reasonably satisfactory to the Escrow Agents to the effect that said court order is final and nonappealable. The Escrow Agents shall act on such court order and legal opinion without further question.

             (h) This Escrow Agreement shall be binding upon and inure solely to the benefit of the Parties hereto an their respective successors (including successors by way of merger) and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any third party except as provided in Section 9.13 (g) with respect to a resignation by the Escrow Agents.

         (I) The provisions of this Section 9.13 may be modified only by a writing signed by all the Parties hereto, and no waiver hereunder shall be effective unless in a writing signed by the Party to be charged.




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                     SIGNATURES BEGIN ON THE FOLLOWING PAGE.










         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written herein above.


   THE SELLER:


KNOWLEDGE TRANSFER SYSTEMS. INC.


By:_/s/_ Steven Burke ____________________________
         Steven Burke, President



 THE PURCHASER:


STEVEN W. BINGAMAN


By:_/s/ _ Steven W. Bingaman ____________________________
   -------------------------
         Steven W. Bingaman



SHMUEL SHNEIBALG

By:_/s/ _ Shmuel Shneibalg ____________________________
         Shmuel Shneibalg



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               EXHIBITS AND SCHEDULES BEGIN ON THE FOLLOWING PAGE

                      EXHIBIT B TO STOCK PURCHASE AGREEMENT

                           CERTIFICATE OF DESIGNATION
                                     OF THE
                      SERIES B CONVERTIBLE PREFERRED STOCK




         Knowledge Transfer Systems Inc., a corporation organized and existing under the laws of the State of Nevada(the "Corporation"), hereby certifies that the following resolutions were duly adopted by the Board of Directors of the Corporation.

         RESOLVED, that pursuant to the authority granted to the Board of Directors in accordance with the provisions of the Corporation's Certificate of Incorporation, the Board of Directors hereby authorizes a class of the Corporation's Preferred Stock, par value $.001 per share (the "Preferred Stock"), to be issued pursuant to a stock purchase agreement dated as of April 15, 2004, between this corporation and Shmuel Shneibalg.and Steven W. Bingaman and/or assigns, having an address at 5509 11th Avenue, Brooklyn, NY 11219 and 551 Fifth Avenue, Suite 1625, New York, N.Y. 10176 ("Purchaser") the ("Stock Purchase Agreement"), which is hereby incorporated by reference, and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges and restrictions thereof as follows:

1.          DESIGNATION

            This Class shall be designated the Series B Convertible Preferred Stock (the "Series B Preferred Stock").The date on which a Preferred Share is issued and sold by the Corporation is referred to herein as the "Issue Date". The individual or entity in whose name a Preferred Share is registered on the books of the Corporation is referred to herein as a "Holder" and together with each other Holder, as the "Holders". The Preferred Shares issued and sold to the Purchasers pursuant to the above referred Purchase Agreement are sometimes referred to herein as the "Purchaser Preferred Shares."

2.          DIVIDENDS.

The Series B Preferred Stock may bear dividends, payable quarterly at the rate of ten per cent per annum or such other amount as shall be set Such dividends shall be payable in cash or common stock, as the Board of Directors shall determine.


PRIORITY.

            In the event of (i) any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, (ii) the commencement of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding relating to the Corporation or its assets or (iii) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Corporation (each, a "Liquidation Event"), the Holders shall be entitled to receive, in preference to the payment of the liquidation preference of any other shares of preferred stock issued by the corporation or of any other securities of the Corporation and prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock or any other stock of the Corporation having rights or preferences as to a distribution upon a Liquidation Event junior to the rights or preferences of the Series B Preferred Stock ("Junior Securities"), in cash an amount per share of Series B Preferred Stock equal to the Stated Value for such share, plus any amounts owed to the Holder thereof by the Corporation and not yet paid (collectively, the "Liquidation Preference") (which amount shall be adjusted appropriately in the event the outstanding shares of Series A Preferred Stock shall be subdivided, combined or consolidated, by any capital reorganization, reclassification or otherwise into a greater or lesser number of shares of Series B Preferred Stock). If upon the occurrence of a Liquidation Event, the assets and funds available for distribution to the Holders are insufficient to permit the payment to such holders of the full amount of the Liquidation Preference, then the assets and funds available for payment of the Liquidation Preference shall be distributed in proportion to the ratio that the preferential amount payable on each such share (which shall be the Liquidation Preference in the case of a Preferred Share) bears to the aggregate preferential amount payable on all such shares. For purposes of this Section 3, a Liquidation Event shall (at the option of each Holder with respect to such Holder's Preferred Shares, upon written notice delivered to the Corporation) be deemed to be occasioned by, and to include, but not be limited to (i) the Corporation's sale of all or substantially all of its assets coupled with a distribution of any of the proceeds of such sale to any holders of Junior Stock, or (ii) the acquisition of this Corporation by another entity by means of merger or consolidation resulting in the exchange of outstanding shares of this Corporation for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary; provided, however, that a reorganization, merger or consolidation involving only a change in the state of incorporation of the Corporation shall not be deemed a Liquidation Event.


4.          CONVERSION.

            (a) Right to Convert. The terms of a Holders right to convert are as set forth in the Stock Purchase Agreement.


            (b) Conversion Notice. In order to convert Preferred Shares, a Holder shall send by facsimile transmission, at any time prior to 11:59 p.m., eastern time, on the date on which such Holder wishes to effect such Conversion (the "Conversion Date"), (i) a notice of conversion (a "Conversion Notice"), in substantially the form of Exhibit A hereto, to the Corporation (which shall promptly forward such Conversion Notice to the Corporation's transfer agent for the Common Stock (the "Transfer Agent")) stating the number of Preferred Shares to be converted, the applicable Conversion Price (as defined below) and a calculation of the number of shares of Common Stock issuable upon such Conversion and (ii) a copy of the certificate or certificates representing the Preferred Shares being converted. The Holder shall thereafter send the original of the Conversion Notice and of such certificate or certificates to the Corporation. The Corporation shall issue a new certificate for Preferred Shares in the event that less than all of the Preferred Shares represented by a certificate delivered to the Corporation in connection with a Conversion are converted. Except as otherwise provided herein, upon delivery of a Conversion Notice by a Holder in accordance with the terms hereof, such Holder shall, as of the applicable Conversion Date, be deemed for all purposes to be record owner of the Common Stock to which such Conversion Notice relates. In the case of a dispute between the Corporation and a Holder as to the calculation of the Conversion Price or the number of Conversion Shares issuable upon a Conversion, the Corporation shall promptly issue to such Holder the number of Conversion Shares that are not disputed and shall submit the disputed calculations to its Independent accountant within one (1) Business Day of receipt of such Holder's Conversion Notice. The Corporation shall cause such accountant to calculate the Conversion Price as provided herein and to notify the Corporation and such Holder of the results in writing no later than two (2) Business Days following the day on which it received the disputed calculations. Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

            (c) Number of Conversion Shares; Conversion Price. The number of Conversion Shares to be delivered by the Corporation pursuant to a Conversion shall be as set forth in the Stock Purchase Agreement.

            (d) Delivery of Common Stock upon Conversion. Upon receipt of a Conversion Notice from a Holder pursuant to paragraph 4(b) above, the
Corporation shall instruct the Transfer Agent to deliver to such Holder, no later than the close of business on the later to occur of (i) the third (3rd) Business Day following the Conversion Date set forth in such Conversion Notice and (ii) the Business Day following the day on which such Holder delivers to the Corporation the certificates representing the Preferred Shares being converted (the "Delivery Date"), the number of Conversion Shares as shall be determined as provided in the Stock Purchase Agreement. The Corporation shall instruct the Transfer Agent to effect delivery of Conversion Shares to a Holder by, as long as the Transfer Agent participates in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program ("FAST"), crediting the account of such Holder or its nominee at DTC with the Number of Conversion Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that transfer Agent is not a participant in FAST or if a Holder so specifies in a Conversion Notice or otherwise in writing, the Corporation shall instruct the Transfer Agent to effect delivery of Conversion Shares by delivering to the Holder or its nominee physical certificates representing such Conversion Shares, no later than the close of business on such Delivery Date. If any Conversion would create a fractional Conversion Share, such fractional Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be the next higher number of Conversion Shares. Conversion Shares delivered to the Holder shall not contain any restrictive legend as long as (A) the sale or transfer of such Conversion Shares is covered by an effective Registration Statement, (B) such Conversion Shares can be sold pursuant to Rule 144 ("Rule 144") under the Securities Act and a registered broker dealer provides to the Corporation a customary broker's Rule 144 letter, or (C) such Conversion Shares are eligible for resale under Rule 144(k) or any successor rule or provision.

            (e) Failure to Deliver Conversion Shares.

       (i) In the event that the Corporation or the Transfer Agent fails for any reason to deliver to a Holder certificates representing the number of Conversion Shares specified in the applicable Conversion Notice on or before the Delivery Date thereof (a "Conversion default"), and such failure continues for ten (10) Business Days following the Delivery Date, the Corporation shall pay to such Holder payments ("Conversion Default Payments") in the amount of (i) (N/365) multiplied by (ii) the aggregate Liquidation Preference of the Preferred Shares represented by the Conversion Shares which remain the subject of such Conversion Default multiplied by (iii) the lower of twenty-four percent (24%) and the maximum rate permitted by applicable law (the "Default Interest Rate"), where "N" equals the number of days elapsed between the original Delivery Date for such Conversion Shares and the earlier to occur of (A) the date on which all of the certificates representing such Conversion Shares are issued and delivered to such Holder, (B) the date on which such Preferred Shares are redeemed pursuant to the terms hereof and (C) the date on which a Withdrawal Notice (as defined below) is delivered to the Corporation. Amounts payable under this subparagraph
(f) shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day of the calendar month immediately following the calendar month in which such amounts have accrued.

       (ii) In addition to any other remedies provided herein, each Holder shall have the right to pursue actual damages against the Corporation for the failure by the Corporation or the Transfer Agent to issue and deliver Conversion Shares on the applicable Delivery Date (including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale effected in anticipation of receiving Conversion Shares upon Conversion, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased minus (B) the aggregate Conversion Price applicable to such Conversion Shares) and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).


5. ADJUSTMENTS TO CONVERSION PRICE.

            (a) Adjustment to Fixed Conversion Price Due to Stock Split, Stock Dividend, Etc. If, prior to the Conversion of all of the Preferred Shares, (A) the number of outstanding shares of Common Stock is increased by a stock split, a stock dividend on the Common Stock, a reclassification of the Common Stock, or the distribution to holders of Common Stock of rights or warrants entitling them to subscribe for or purchase Common Stock at less than the then current market price thereof (based upon the subscription or exercise price of such rights or warrants at the time of the issuance thereof), the Fixed Conversion Price shall be proportionately reduced, or (B) the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, the Fixed Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof. For purposes hereof, the market price per share of Common Stock on any date shall be the average Closing Bid Price for the Common Stock on the five (5) consecutive Trading Days occurring immediately prior to but not including the earlier of such date and the Trading Day before the "ex" date, if any, with respect to the issuance or distribution requiring such computation. The term "'ex' date", when used with respect to any issuance or distribution, means the first Trading Day on which the Common Stock trades regular way in the market from which such average Closing Bid Price is then to be determined without the right to receive such issuance or distribution.

            (b) Adjustment Due to Merger,  Consolidation,  Etc. If, prior to the
Conversion of all of the Preferred Shares, there shall be any merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity (an "Exchange Transaction"), then such Holder shall (A) upon the closing of such Exchange Transaction, have the right to receive, with respect to any shares of Common Stock then held by such Holder, or which such Holder is then entitled to receive pursuant to a Conversion Notice previously delivered by such Holder, (and without regard to whether such shares contain a restrictive legend or are freely-tradable) the same amount and type of consideration (including without limitation, stock, securities and/or other assets) and on the same terms as a holder of shares of Common Stock would be entitled to receive in connection with such Exchange Transaction (the "Exchange Consideration"), and (B) upon the Conversion of Preferred Shares occurring subsequent to the closing of such Exchange Transaction, have the right to receive the Exchange Consideration which such Holder would have been entitled to receive in connection with such Exchange Transaction had such shares been converted immediately prior to such Exchange Transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Price and of the number of shares issuable upon a Conversion) shall thereafter be applicable as nearly as may be practicable in relation to any securities thereafter deliverable upon the Conversion of such Preferred Shares.

            (c) Adjustment Pursuant to Other Agreements. In addition to and without limiting in any way the adjustments provided in this Section 5, the Conversion Price shall be adjusted as may be required by the provisions of the Registration Rights Agreement and/or by the provisions of the Stock Purchase Agreement.

            (d) No Fractional Shares. If any adjustment under this Section would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Conversion shall be the next higher number of shares or, at the option of the Corporation, shall be paid in cash in an amount calculated by multiplying the amount of the fractional share times the Average Bid Price used to calculate the Conversion Price for such Conversion.


6.          MISCELLANEOUS.

            (a) Transfer of Preferred Shares. A Holder may sell or transfer all or any portion of the Preferred Shares to any person or entity as long as such sale or transfer is the subject of an effective registration statement under the Securities Act or is exempt from registration thereunder and otherwise is made in accordance with the terms of the Securities Purchase Agreement. From and after the date of such sale or transfer, the transferee thereof shall be deemed to be a Holder. Upon any such sale or transfer, the Corporation shall, promptly following the return of the certificate or certificates representing the Preferred Shares that are the subject of such sale or transfer, issue and deliver to such transferee a new certificate in the name of such transferee.

            (b) Notices. Except as otherwise provided herein, any notice, demand or request required or permitted to be given pursuant to the terms hereof, the form or delivery of which notice, demand or request is not otherwise specified herein, shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission on or before 5:00 p.m., eastern time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the third Business Day after deposit in the U.S. Mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

       If to the Corporation:

                                    C/o  Shmuel Shneibalgs
                                    5509 11th Avenue
                                    Brooklyn, New York 11219

                                    Voice Telephone (718) 435 - 8262
                                    Facsimile Telephone: (925) 955 - 0800
                                    Cellular Telephone: (917) 816 - 0790






and if to any Holder, to such address for such Holder as shall be designated by such Holder in writing to the Corporation.

            (c) Lost or Stolen Certificate. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of a certificate representing Preferred Shares, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of such certificate if mutilated, the Corporation shall execute and deliver to the Holder a new certificate identical in all respects to the original certificate.

            (d) Voting Rights. Once converted, the Holders of Common Stock received upon Conversion of the Preferred Shares shall have the same voting rights with respect to the business, management or affairs of the Corporation; provided that the Corporation shall provide each Holder of the Preferred with prior notification of each meeting of stockholders (and copies of proxy statements and other information sent to such stockholders).

            (e) Remedies, Characterization, Other Obligations, Injunctive Relief. The remedies provided to a Holder in this Certificate of Designation shall be cumulative and in addition to all other remedies available to such Holder under this Certificate of Designation at law or in equity (including without limitation a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing contained herein shall limit such Holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation agrees with each Holder that there shall be no characterization concerning this instrument other than as specifically provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Corporation agrees, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

            (f) Failure or Delay not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege..





May 21, 2004





/s/ _ Steven K. Burke __
Steven K. Burke
Chairman & CEO








































                                    EXHIBIT A

                              NOTICE OF CONVERSION


The undersigned hereby elects to convert shares of Series B Convertible Preferred Stock (the "Preferred Stock"), represented by stock certificate No(s). (the "Preferred Stock Certificates"), into shares of common stock ("Common Stock") of Knowledge Transfer Systems Inc. according to the terms and conditions of the Certificate of Designation relating to the Series A Preferred Stock (the "Certificate of Designation"), as of the date written below. Capitalized terms used herein And not otherwise defined shall have the respective meanings set forth in the Certificate of Designation.


                      Date of Conversion:


                      Number of Shares of
                      Preferred Stock to be converted:


                      Applicable Conversion Price:


                      Number of Shares of
                      Common Stock to be issued:


                      Name of Holder:


                      Address:






                      Signature:

                                              Name:

                                              Title:


Holder Requests Delivery to be made: (check one)

______ By Delivery of Physical Certificates to the Above Address

______ Through Depository Trust Corporation (Account)


                    SCHEDULE B-1 TO STOCK PURCHASE AGREEMENT

                        KNOWLEDGE TRANSFER SYSTEMS, INC.
                            CLASS "B" PREFERRED STOCK

NAME                 PERCENTAGE OF TOTAL NUMBER OF SHARES

1.       ALFI-XPRES, S.A.                                     $25,000
         Calle 3, Avenidas 6 Y 8 #652
         San Jose, Costa Rica

2.       Steve Burke                                          $65,000
         62 Crestmont Drive
         Oakland, CA 94619

3.       Lighthouse Holding Inc., S.A.                        $25,000
         75 Metros Sur Del Colegia
         De Senoritas Casa 652
         Bufete Laralopez
         San Jose, Costa Rica

4.       James Skalko                                         $25,000
         1858 Bridgewater Drive
         Lake Mary, FL 32746

5.       John Schoene                                         $35,000
         230 Lookout Place
         Suite 200
         Maitland, FL  32751


                 TOTAL                                       $175,000

                  SCHEDULE 1.5 (A) TO STOCK PURCHASE AGREEMENT

       LIST OF THE NAMES OF, AND ALL AMOUNTS OWED TO, ALL CREDITORS OF THE
      COMPANY OR ITS WHOLLY-OWNED SUBSIDIARY, K.T. SOLUTIONS, INC. ("KT"),
          EXCEPT FOR THOSE PERSONS IDENTIFIED IN SCHEDULE B-1-PREFERRED
                                  STOCKHOLDERS.

                      ------------------------------------

KNOWLEDGE TRANSFER VENDOR PAY OFF                                   AMOUNT
ADP                                                            $     1,097.00
Business Wire                                                  $       620.00
CT Corporation                                                 $       140.00
Depository Trust Co.                                           $       150.00
Hansen, Barnett & Maxwell                                      $     9,500.00
NetG                                                           $     3,361.08
Parks, Whitcomb & Orr                                          $     1,250.00
Robison, Hill                                                  $     6,247.00
Textron Financial                                              $     1,200.00
Standard & Poor's                                              $         -
L. Van Stillman                                                $       500.00
Steve Burke (Expense Reimbursement)
     Robison Hill & Co (accounting)            $     5,520.00
     Robison Hill & Co (accounting)            $       950.00
     Robison Hill & Co (accounting)            $     2,950.00
     Robison Hill & Co (accounting)            $     7,000.00
     Robison Hill & Co (accounting)            $     1,500.00
     Interwest Stock Transfer                  $     1,467.14
     State of Nevada - filing fee              $       250.00
     Kornfield Paul & Nyberg                   $     5,400.00
                                                               $    25,037.14



                  SCHEDULE 1.5 (B) TO STOCK PURCHASE AGREEMENT

        COMPILATION OF OTHER AMOUNTS OWED TO STEVE BURKE BY THE COMPANY.

Steve Burke - Settlement on Loan to company                    $    60,000.00

              COMPOSITE EXHIBIT 1.5 (C) TO STOCK PURCHASE AGREEMENT

          COLLECTION OF MANUALLY EXECUTED ORIGINAL DOCUMENTS PURSUANT TO WHICH THE PERSONS IDENTIFIED IN SCHEDULE 1.5 (A) AND 1.5 (B) (OTHER THAN THE INTERNAL REVENUE SERVICE AND THE STATE OF CALIFORNIA) RELEASE THE COMPANY AND KT FROM THEIR
                                     CLAIMS.

Employee Payroll Taxes & Penalties certified check
        Federal Taxes - IRS                                    $    35,259.49
Certified Check payable to Bay Bank of Commerce
        Employee Development. Dept. (state Empl.Taxes)         $     5,637.86

               EXHIBIT EXHIBIT 1.5 (D) TO STOCK PURCHASE AGREEMENT

      FORM OF DOCUMENT WHICH, WHEN EXECUTED BY THE INTERNAL REVENUE SERVICE
        WHEN IT IS PAID THE MONIES OWED TO IT BY THE COMPANY OR KT, WILL
       RELEASE THE COMPANY AND KT FROM ALL CLAIMS OF THE INTERNAL REVENUE
                       SERVICE AGAINST THE COMPANY AND KT.

                   EXHIBIT 1.5 (E) TO STOCK PURCHASE AGREEMENT

              FORM OF DOCUMENT WHICH, WHEN EXECUTED BY THE STATE OF CALIFORNIA WHEN IT IS PAID THE MONIES OWED TO IT BY THE COMPANY OR KT, WILL RELEASE THE COMPANY AND KT FROM ALL CLAIMS OF THE STATE OF
                     CALIFORNIA AGAINST THE COMPANY AND KT.

                  SCHEDULE 1.6-(B) TO STOCK PURCHASE AGREEMENT


                                    PERCENTAGE
                                    OF TOTAL
                                    NUMBER OF
                               SHARES OF NUMBER OF
                           COMMON TO SHARES OF COMMON
NAME OF PURCHASER          RECEIVE                   TO RECEIVE


Shmuel Shneibalg           ________ %      _____________ Shares

Steven W. Bingaman         ________ %      _____________ Shares